UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): February 23, 2009

AMERICAN ECOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard Drive, Suite 300 Boise, Idaho (Address of principal executive offices)		83706 (Zip Code)

(208) 331-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On February 25, 2009 American Ecology Corporation (the “Company”) issued a press release announcing that the Board of Directors has extended the expiration of the Company’s previously announced stock repurchase program from February 28, 2009 to December 31, 2009, unless earlier extended, canceled or modified.  On October 28, 2008, the Board authorized the Company to repurchase up to 600,000 shares, or about 3%, of its outstanding common stock.

The Company also announced that it had entered into a prearranged stock repurchase plan under Rule 10b5-1 of the Securities Exchange Act of 1934 (the “10b5-1 Plan”) to facilitate the repurchase program. Under the 10b5-1 Plan, our third party broker will have the authority to repurchase the Company’s shares in the open market or through privately negotiated transactions, in accordance with the terms of the plan.  The 10b5-1 Plan will permit repurchases commencing March 26, 2009, unless the plan is terminated earlier in accordance with its terms. The press release is attached as Exhibit 99.1 to this report.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.                       Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	American Ecology Corporation press release dated February 25, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN ECOLOGY CORPORATION
(Registrant)

Date: February 25, 2009	By:/S/ Jeffrey R. Feeler
Jeffrey R. Feeler
Vice President & Chief Financial Officer
EXHIBIT INDEX

Exhibit No.	Description

99.1	American Ecology Corporation press release dated February 25, 2009.